Exhibit 15.3

Harry Elias Partnership LLP 4 Shenton Way #17-01 SGX Centre 2 Singapore 068807

Eask@harryelias.com
T+65 6535 0550
F+65 6438 0550
We do not accept service of court documents by fax
Wwww.harryelias.com

For the attention of Board of Directors	Date:	13 May 2026
Your ref:
Amber International Holding Limited	Our ref:	2025.044314.CT
c/o 1 Wallich Street	Direct:	+65 6361 9392 / 863
#30-02, Guoco Tower	Email:	claudiateo@harryelias.com
Singapore 078881		tienweitan@harryelias.com

By email only

Dear Sirs,

AMBER INTERNATIONAL HOLDING LIMITED – FORM 20-F

We refer to the Form 20-F to be filed by Amber International Holding Limited (“Company”) with the United States Securities and Exchange Commission on or around 13 May 2026 (or such other date as the Company may determine).

All capitalised terms used in this letter shall have the same meaning as defined in the Form 20-F.

We, Harry Elias Partnership LLP, named as the legal adviser to the Company as to Singapore laws, do hereby consent to the reference of our name under the headings, “Enforceability of Civil Liabilities – Singapore”, “Item 4. Information on the Company – B. Business Overview – Regulation – Singapore”, “Item 5B. Liquidity and Capital Resources – Holding Company Structure” and “Item 10. Additional Information – E. Taxation – Singapore Taxation” in the Form 20-F and further consent to the incorporation by reference into the Registration Statements on Form S-8 (No. 333-225568, No. 333-227747, No. 333-253596 and No. 333-288385).

Save for the matters opined in the abovementioned headings in the Form 20-F only, we do not make, or purport to make, any statement in the Form 20-F and are not aware of any statement in the Form 20-F which purports to be based on a statement made by us, and we make no representation, express or implied, regarding, and to the extent permitted by law, take no responsibility for, any statement in or omission from the Form 20-F.

Yours faithfully

/s/ Claudia Teo
Name	:	Claudia Teo
Designation	:	Partner
For and on behalf of
Harry Elias Partnership LLP

Harry Elias Partnership LLP is a limited liability partnership registered in Singapore under the Limited Liability Partnerships Act 2005, UEN T10LL0175E and with our registered place of business at 4 Shenton Way #17-01, SGX Centre 2, Singapore 068807. We are regulated by the Law Society of Singapore and the Legal Services Regulatory Authority.